USCA All Terrain Fund

POWER OF ATTORNEY

WHEREAS, the USCA All Terrain Fund, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement on Form N- 2 (File No. 811-23055) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is the Treasurer (Principal Financial Officer) of the Trust; and

NOW, THEREFORE, the undersigned hereby constitutes and appoints CASSANDRA W. BORCHERS, ANDREW J. DAVALLA, PHILIP B. SINENENG, JOANN M. STRASSER, and MICHAEL V. WIBLE as attorneys for her and in her name, place and stead, and in her capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 11 day of July, 2023.

STATE OF Texas COUNTY OF Harris	ss:

This record was acknowledged before me on July 11        ,2023 by Kasey De Jonckheere, who proved to me on the basis of satisfactory evidence to the p rson who appeared efore me.